EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000, included in the Annual Report of Penn Virginia Corporation on Form 10-K for the year ended December 31, 1999, into Penn Virginia Corporation's previously filed Registration Statements Nos. 33-40430, 33-59647, 33-59651 and 33-96463 on Form S-8.


                                    ARTHUR ANDERSEN    LLP


Houston, Texas
March 29, 2000